CONSENT, WAIVER AND FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

BETWEEN

CROSS BORDER RESOURCES, INC.

AND

TEXAS CAPITAL BANK, N.A.

Effective
February 29, 2012

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CONSENT, WAIVER AND FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT, WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective the 29th day of February, 2012 (the “Effective Date”), by and between CROSS BORDER RESOURCES, INC., a Nevada corporation (the “Borrower”), and TEXAS CAPITAL BANK, N.A., a national banking association (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated January 31, 2011 (the “Agreement”); and

WHEREAS, the Borrower has requested that the Lender consent to certain actions by the Borrower which, without such consent, violate certain provisions of the Agreement and waive any Default or Event of Default which would otherwise arise from such actions, and the Lender has agreed to do so as provided in this Amendment;

WHEREAS, the Borrower and the Lender desire to amend the Agreement in the particulars hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

1.1              Terms Defined Above. As used in this Consent, Waiver and First Amendment to Amended and Restated Credit Agreement, each of the terms “Agreement,” “Amendment,” “Borrower,” “Effective Date,” “Guarantor” and “Lender” shall have the meaning assigned to such term hereinabove.

1.2              Terms Defined in Agreement. Each term defined in the Agreement and used herein without definition shall have the meaning assigned to such term in the Agreement, unless expressly provided to the contrary.

1.3              References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4              Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5              Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6              Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

Article II
CONSENT AND WAIVER

2.1              Consent and Waiver. The Lender hereby consents to the payment or redemption in full, but not in part, of the Subordinated Debt, in whole or in part with funds advanced to or for the benefit of the Borrower pursuant to the Agreement, and waives any Default or Event of Default which would otherwise arise from such actions.

2.2              Limitation on Consent and Waiver. Except for the consent and waiver set forth above in Section 2.1, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

Article III
AMENDMENT TO AGREEMENT

As of the Effective Date, Section 2.4(a) of the Agreement is amended to read as follows in its entirety:

        “(a)        Proceeds of all Loans shall be used solely by the Borrower (i) to refinance the Indebtedness of the Borrower under the Existing Credit Agreement, (ii) to acquire and develop Oil and Gas Properties, (iii) for the Borrower’s working capital and general business purposes and capital expenditures not otherwise prohibited under applicable provisions of this Agreement, (iv) to advance funds to the Guarantors for working capital and general business purposes and capital expenditures not prohibited under the provisions of this Agreement or to acquire and develop Oil and Gas Properties, (v) to pay fees and expenses incurred in connection with this Agreement and for other general business purposes of the Borrower and (vi) repay or redeem, in full or in part, the Subordinated Debt.”

Article IV
CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to satisfaction of the condition that the Lender shall have received from the Borrower payment, in immediately available funds, of (i) a fee in the amount of $50,000 in connection with the increase of the Borrowing Base in effect under the Agreement to the amount set forth in Article V and (ii) a fee in the amount of $50,000 as consideration for agreeing to this Amendment. Upon satisfaction of the foregoing condition, this Amendment shall be effective as of the Effective Date.

Article V
RATIFICATION AND ACKNOWLEDGEMENT

Each of the Borrower and the Lender does hereby adopt, ratify and confirm the Agreement, as the same is amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, is and remains in full force and effect. Each of the Borrower and the Lender hereby agrees and acknowledges that, as of the date of execution of this Amendment by both the Borrower and the Lender, the Borrowing Base is $9,500,000 and the Monthly Reduction Amount is $0, which amounts it is agreed shall remain in effect until the next redetermination of the Borrowing Base and the Monthly Reduction Amount in accordance with the applicable provisions of the Agreement.

Article VI
REPRESENTATIONS AND WARRANTIES

The Borrower does hereby re-make in favor of the Lender each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment, updated and amended by the disclosures and information included in the Borrower's public filings made with the Securities and Exchange Commission.

Article VII
MISCELLANEOUS

7.1              Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

7.2              Rights of Third Parties. Except as provided in Section 7.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

7.3              Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

7.4              Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

7.5              Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

7.6              Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of such laws relating to conflicts of law.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent, Waiver and First Amendment to Amended and Restated Credit Agreement to be effective as of the Effective Date.

BORROWER:

CROSS BORDER RESOURCES, INC.

By: /s/Everett Willard Gray II
Name: Everett Willard Gray II
Title: Chief Executive Officer

LENDER:

TEXAS CAPITAL BANK, N.A.

By:/s/ Jonathan Gregory
Jonathan Gregory
Executive Vice President

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